Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS

FIRST QUARTER 2014 RESULTS

FFO of $0.11 per Share in Q1

Signed Leases Totaling 4.4 Million Square Feet in Q1;

Rent Growth of 15.1 Percent on a GAAP Basis and 5.7 Percent on a Cash Basis

Same-Store NOI Growth of 0.6 Percent on a Cash Basis

Consolidated Operating Occupancy 92.8 Percent in Q1

Since January 1, 2014, Acquired 1.0 Million Square Feet for $49.7 Million

Sold 767,000 Square Feet for $38.8 Million

Completed Construction of 550,000 Square Feet of New Development

DENVER, May 1, 2014 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2014.

“DCT’s first quarter was a good start to 2014. We signed leases totaling 4.4 million square feet, including 1.4 million square feet of new leases, with rent growth of 15.1 percent on a GAAP basis and 5.7 percent on a cash basis,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “We also closed on $49.7 million of acquisitions since January 1 and our market teams have built a promising pipeline of additional deployment opportunities.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q1 2014 totaled $39.0 million, or $0.11 per diluted share, compared with $33.3 million, or $0.11 per diluted share, for Q1 2013. These results exclude $0.7 million and $0.4 million of acquisition costs for the quarters ending March 31, 2014 and 2013, respectively.

Net income attributable to common stockholders for Q1 2014 was $0.3 million, or $0.00 per diluted share, compared to $1.3 million, or $0.00 per diluted share, reported for Q1 2013.

Property Results and Leasing Activity

As of March 31, 2014, DCT Industrial owned 405 consolidated operating properties, totaling 63.8 million square feet, with occupancy of 92.8 percent, a decrease of 50 basis points over Q4 2013 and an increase of 10 basis points over Q1 2013. On a same-portfolio basis, consolidated operating occupancy would have been 93.4 percent; however, the impact of acquisitions and placing developments and redevelopments into operations during the quarter brought occupancy down 60 basis points. In addition, approximately 860,000 square feet, or 1.3 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied at March 31, 2014.

In Q1 2014, the Company signed leases totaling 4.4 million square feet with rental rates increasing 15.1 percent on a GAAP basis and 5.7 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 9.4 percent on a GAAP basis and 0.8 percent on a cash basis. The Company’s tenant retention rate was 80.8 percent in Q1 2014.

Net operating income (“NOI”) was $57.0 million in Q1 2014, compared with $48.4 million in Q1 2013. In Q1 2014 same-store NOI, excluding revenue from lease terminations, increased 0.6 percent on a cash basis and decreased 0.4 percent on a GAAP basis, when compared to Q1 2013. Same-store occupancy averaged 92.7 percent in Q1 2014, an increase of 40 basis points over Q1 2013. Same-store occupancy as of March 31, 2014 was 93.1 percent.

Investment Activity

Acquisitions

Since January 1, 2014, DCT Industrial acquired 7 buildings for $49.7 million. Totaling 1.0 million square feet, these buildings were 86.2 percent occupied at the time of closing. This includes the Company’s purchase of its partner’s 50 percent interest in a 100 percent leased building located in the Far West Suburbs submarket of Chicago, for an incremental investment of $10.3 million. The Company expects a year-one weighted-average cash yield of 5.5 percent and a weighted-average anticipated cash yield of 6.6 percent on the acquired assets.

The table below summarizes acquisitions since January 1, 2014:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Chicago, IL	O’Hare	174,000	100.0%	Jan-14	6.6%
Dallas, TX	DFW Airport	71,000	100.0%	Jan-14	6.7%
Seattle, WA	Kent Valley	42,000	66.6%	Feb-14	6.4%
Chicago, IL	I-80/Joliet Corridor	184,000	32.6%	Mar-14	7.7%
Seattle, WA	Tacoma/Fife	56,000	100.0%	Mar-14	6.2%
Chicago, IL	Far West Suburbs	363,000	100.0%	Mar-14	5.5%
Phoenix, AZ	Tempe/Airport	110,000	100.0%	Apr-14	6.9%

Total/Weighted Average		1,000,000	86.2%		6.6%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development/Redevelopment

In Q1, DCT Industrial acquired 6.4 acres in the DFW Airport submarket of Dallas for the future development of DCT Freeport North, a 95,000 square foot building and 8.6 acres in the Tacoma/Fife submarket of Seattle for the future development of DCT Fife 45, a two building development totaling 140,000 square feet.

Development highlights since January 1, 2014:

•	January 2014 – completed the construction and sale of 8th and Vineyard Building A, a 130,000 square foot build-to-suit located in the Inland Empire West submarket of Southern California.

•

January 2014 – completed the construction of 8th & Vineyard Building B, a 99,000 square foot building located in the Inland Empire West submarket of Southern California. The building is currently under contract for sale and is expected to close in Q2 2014.

•

February 2014 – completed the construction of DCT Beltway Tanner Business Park, a 133,000 square foot building located in the Northwest submarket of Houston. The multi-tenant building is currently 79 percent leased.

•	February 2014 – commenced construction on DCT Airtex Industrial Center II, a 125,000 square foot building located in the North submarket of Houston. The building is slated for completion in Q4 2014.

•	March 2014 – completed the construction of DCT Sumner South Distribution Center, a 188,000 square foot building located in the South Kent Valley submarket of Seattle.

•

April 2014 – commenced construction on DCT Airport Distribution Center North Building C, a 97,000 square foot building located in the Southeast submarket of Orlando. The building is slated for completion in Q4 2014.

Dispositions

Since January 1, 2014, the Company completed the disposition of five buildings totaling 767,000 square feet. These transactions generated total gross proceeds of $38.8 million and have an expected year-one weighted average cash yield of 7.5 percent.

The table below summarizes the dispositions since January 1, 2014:

Market	Submarket	Square Feet	Occupancy	Closed
Southern California	Inland Empire West	130,000	N/A	Jan-14
Atlanta, GA	Fulton	216,000	100.0%	Apr-14
Chicago, IL	Southwest	87,000	100.0%	Apr-14
Chicago, IL	Elgin North Kane County	112,000	100.0%	Apr-14
Chicago, IL	Northern DuPage County	222,000	100.0%	May-14
Total/Weighted Average		767,000	100.0%

In March 2014, the Company sold a 28.4 acre land parcel located in the Northwest submarket of Indianapolis for total gross proceeds of $1.1 million.

Additionally, as previously announced, in January 2014, two of DCT Industrial’s unconsolidated joint ventures sold all of their properties. The 12 properties, located in Atlanta, Central Pennsylvania, Cincinnati, Columbus, Dallas, Indianapolis and Minneapolis, totaled 3.4 million square feet, and generated net proceeds of approximately $6.6 million1 to DCT Industrial with an expected year-one weighted average cash yield of 6.8 percent.

Capital Markets

Since January 1, 2014, DCT Industrial raised $43.7 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 5.9 million shares at an average price of $7.50 per share. The proceeds were used for acquisitions, development activities and for general corporate purposes.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on July 16, 2014 to stockholders of record as of July 3, 2014.

Guidance

The Company has maintained 2014 FFO guidance, as adjusted, of $0.45 to $0.48 per diluted share. Additionally, net income attributable to common stockholders and unitholders is expected to be between $0.02 and $0.05 per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q1 2014 results on Friday, May 2, 2014 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available through Friday, May 16, 2014 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10043750. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 2, 2015.

[1]	Based on DCT Industrial’s 7.2 percent ownership.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. As of March 31, 2014, the Company owned interests in approximately 73.1 million square feet of properties leased to approximately 900 customers, including 8.6 million square feet operated on behalf of four institutional capital management partners. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Land	$892,927	$883,804
Buildings and improvements	2,665,717	2,615,879
Intangible lease assets	83,704	82,758
Construction in progress	85,054	88,610

Total investment in properties	3,727,402	3,671,051
Less accumulated depreciation and amortization	(680,140)	(654,097)

Net investment in properties	3,047,262	3,016,954
Investments in and advances to unconsolidated joint ventures	101,198	124,923

Net investment in real estate	3,148,460	3,141,877
Cash and cash equivalents	17,025	32,226
Restricted cash	2,489	12,621
Deferred loan costs, net	9,704	10,251
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,379 and $2,178, respectively	50,596	46,247
Other assets, net	15,860	14,545
Assets held for sale	22,869	8,196

Total assets	$3,267,003	$3,265,963

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$61,640	$63,281
Distributions payable	24,265	23,792
Tenant prepaids and security deposits	24,632	28,542
Other liabilities	6,257	10,122
Intangible lease liability, net	19,868	20,389
Line of credit	34,000	39,000
Senior unsecured notes	1,122,459	1,122,407
Mortgage notes	279,782	290,960
Liabilities related to assets held for sale	5,961	278

Total liabilities	1,578,864	1,598,771

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 326,919,283 and 320,265,949 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	3,270	3,203
Additional paid-in capital	2,558,730	2,512,024
Distributions in excess of earnings	(963,617)	(941,019)
Accumulated other comprehensive loss	(29,688)	(30,402)

Total stockholders’ equity	1,568,695	1,543,806
Noncontrolling interests	119,444	123,386

Total equity	1,688,139	1,667,192

Total liabilities and equity	$3,267,003	$3,265,963

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended
	March 31,
	2014	2013
REVENUES:
Rental revenues	$82,619	$67,309
Institutional capital management and other fees	764	812

Total revenues	83,383	68,121

OPERATING EXPENSES:
Rental expenses	12,402	8,349
Real estate taxes	13,197	10,579
Real estate related depreciation and amortization	36,433	30,196
General and administrative	6,834	6,339
Impairment losses	4,359	—
Casualty and involuntary conversion gain	—	(59)

Total operating expenses	73,225	55,404

Operating income	10,158	12,717
OTHER INCOME (EXPENSE):
Development profit, net of taxes	728	268
Equity in earnings of unconsolidated joint ventures, net	3,613	391
Gain on acquisitions and dispositions of real estate interests	2,045	—
Interest expense	(16,056)	(16,860)
Interest and other income	28	162
Income tax expense and other taxes	(57)	(109)

Income (loss) from continuing operations	459	(3,431)
Income from discontinued operations	9	5,067

Consolidated net income of DCT Industrial Trust Inc.	468	1,636
Net income attributable to noncontrolling interests	(151)	(357)

Net income attributable to common stockholders	317	1,279

Distributed and undistributed earnings allocated to participating securities	(166)	(173)

Adjusted net income attributable to common stockholders	$151	$1,106

EARNINGS PER COMMON SHARE – BASIC
Income (loss) from continuing operations	$0.00	$(0.01)
Income from discontinued operations	0.00	0.01

Net income attributable to common stockholders	$0.00	$0.00

EARNINGS PER COMMON SHARE – DILUTED
Income (loss) from continuing operations	$0.00	$(0.01)
Income from discontinued operations	0.00	0.01

Net income attributable to common stockholders	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	323,942	281,063
Diluted	324,994	281,063

Distributions declared per common share	$0.07	$0.07

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended March 31,
	2014	2013
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$317	$1,279
Adjustments:
Real estate related depreciation and amortization	36,433	32,690
Equity in earnings of unconsolidated joint ventures, net	(3,613)	(391)
Equity in FFO of unconsolidated joint ventures	2,716	2,353
Impairment losses on depreciable real estate	4,491	—
Gain on acquisitions and dispositions of real estate interests	(2,045)	(2,877)
Gain on dispositions of non-depreciable real estate	98	—
Noncontrolling interest in the above adjustments	(2,164)	(2,323)
FFO attributable to unitholders	1,994	2,217

FFO attributable to common stockholders and unitholders(1)	38,227	32,948

Adjustments:
Acquisition costs	725	377

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$38,952	$33,325

FFO per common share and unit — basic and diluted	$0.11	$0.11

FFO, as adjusted, per common share and unit — basic and diluted	$0.11	$0.11

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic	323,942	281,063
Participating securities	2,228	2,250
Units	17,828	20,283

FFO weighted average common shares, participating securities and units outstanding – basic	343,998	303,596
Dilutive common stock equivalents	1,052	813

FFO weighted average common shares, participating securities and units outstanding – diluted	345,050	304,409

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2014
	Low	High
Guidance:
Earnings per common share—diluted	$0.02	$0.05
Real estate related depreciation and amortization(1)	0.41	0.41
Impairment and acquisition costs	0.02	0.02

FFO, as adjusted, per common share and unit-diluted(2)	$0.45	$0.48

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended

March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013
Net income attributable to common stockholders(1)	$317	$1,279
Interest expense	16,056	16,860
Proportionate share of interest expense from unconsolidated joint ventures	317	445
Real estate related depreciation and amortization	36,433	32,690
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,466	1,489
Income tax expense and other taxes	89	109
Stock-based compensation	1,304	1,072
Noncontrolling interests	151	357
Non-FFO gains on acquisitions and dispositions of real estate interests	(2,045)	(2,877)

Adjusted EBITDA	$54,088	$51,424

CALCULATION OF FIXED CHARGES
Interest expense	$16,056	$16,860
Capitalized interest	1,948	2,044
Amortization of loan costs and debt premium/discount	(113)	(46)
Other noncash interest expense	(1,024)	(1,000)
Proportionate share of interest expense from unconsolidated joint ventures	317	445

Total fixed charges	$17,184	$18,303

Fixed charge coverage	3.1	2.8

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013
Reconciliation of income (loss) from continuing operations to NOI:
Income (loss) from continuing operations	$459	$(3,431)
Income tax expense and other taxes	57	109
Interest and other income	(28)	(162)
Interest expense	16,056	16,860
Equity in earnings of unconsolidated joint ventures, net	(3,613)	(391)
General and administrative	6,834	6,339
Real estate related depreciation and amortization	36,433	30,196
Impairment losses	4,359	—
Development profit, net of taxes	(728)	(268)
Gain on acquisitions and dispositions of real estate interests	(2,045)	—
Casualty and involuntary conversion gain	—	(59)
Institutional capital management and other fees	(764)	(812)

Total GAAP net operating income	57,020	48,381
Less net operating income—non-same store properties	(8,557)	(311)

Same store GAAP net operating income	48,463	48,070
Less revenue from lease terminations	(925)	(115)
Add early termination straight-line rent adjustment	263	19

Same store GAAP net operating income, excluding revenue from lease terminations	47,801	47,974
Less straight-line rents, net of related bad debt expense	(878)	(1,271)
Less amortization of above/(below) market rents	(350)	(399)

Same store cash net operating income, excluding revenue from lease terminations	$46,573	$46,304

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.